                                                                     EXHIBIT 4.9

                            GLOBAL CONVERTIBLE NOTE
                            -----------------------

                                UNITED USN, INC.

US $36,000,000                                             CUSIP NO. 91311C AJ 5


                            GLOBAL CONVERTIBLE NOTE
            REPRESENTING 9% CONVERTIBLE SUBORDINATED NOTES DUE 2004

     THIS NOTE IS A GLOBAL CONVERTIBLE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

     THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO THEIR PURCHASE OF ANY SECURITIES OFFERED HEREBY, DELIVER TO THE INITIAL PURCHASERS A LETTER CONCERNING CERTAIN REPRESENTATIONS AND AGREEMENTS AND (B) IN ACCORDANCE WITH ALL APPLICABLE LAWS OF THE STATES OF THE UNITED STATES.

     UNLESS THIS CONVERTIBLE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO UNITED USN, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CONVERTIBLE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF

     FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL CONVERTIBLE NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CONVERTIBLE NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTION SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF SEPTEMBER 30, 1996, BETWEEN UNITED USN, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS CONVERTIBLE NOTE WAS ISSUED.

          United USN, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on September 30, 2004.

          Reference is hereby made to the further provisions of this Global Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Global Convertible Note shall not be entitled to any benefit under the Indenture relating to the Convertible Notes or be valid or obligatory for any purposes.

          IN WITNESS WHEREOF, the Company has caused this Global Convertible Note to be duly executed under its corporate seal.


Dated:

                         UNITED USN, INC.


                         By:__________________________________
                         Name:
                         Title:


[Corporate Seal]

Attest:


____________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION


HARRIS TRUST AND SAVINGS BANK,
  as Trustee, certifies that this is one of the Convertible Notes referred to in the Indenture.


By:_______________________
   Authorized Officer

                    REVERSE SIDE OF GLOBAL CONVERTIBLE NOTE
                    ---------------------------------------

                                UNITED USN, INC.

                            GLOBAL CONVERTIBLE NOTE
            REPRESENTING 9% CONVERTIBLE SUBORDINATED NOTES DUE 2004


     1.   Indenture.

          This Global Convertible Note is one of one or more duly authorized issues of debt securities of the Company (as defined below) designated as its "9% Convertible Subordinated Notes due 2004" (herein called the "Convertible Notes") limited in aggregate principal amount at Stated Maturity to $46,000,000, issued under an indenture dated as of September 30, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company and HARRIS TRUST AND SAVINGS BANK, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Convertible Notes and of the terms upon which the Convertible Notes are, and are to be, authenticated and delivered. The summary of the terms of this Global Convertible Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Global Convertible Note which are not defined herein shall have the meanings assigned to them in the Indenture.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person. The Indenture does not contain any restrictions on the incurrence of Indebtedness, the creation of Liens, the payment of dividends or the making of distributions, Investments or restricted payments, or any other financial covenants.

     2.   Principal and Interest.

          UNITED USN, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Convertible Note to the Holder hereof on September 30, 2004.

          This Convertible Note is issued at a discounted principal value of $27,644,400. This Convertible Note will accrete in value in the manner specified below in this paragraph at a rate of 9% per annum, compounded semiannually, to an aggregate principal amount of $36,000,000 by September 30, 1999. Thereafter, interest will accrue on this Convertible Note at a rate of 9% per annum from September 30, 1999 and will be payable in cash semiannually on March 30 and September 30 of each year (an "Interest Payment Date"), commencing on March 30, 2000, to the Holder hereof until the principal amount is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Global Convertible Note (or the Convertible Note in exchange or substitution for which this Global Convertible Note was issued) is registered at the close of business on the Record Date for the interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on March 15 or September 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Each payment of interest in respect of an Interest Payment Date will include interest (including Special Interest (as hereinafter defined), if any) accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding

Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

          To the extent lawful, the Company shall pay interest on (i) if prior to September 30, 1999, any overdue Accreted Value of (and premium, if any, on) this Global Convertible Note or, if on or after September 30, 1999, any overdue principal amount of (and premium, if any, on) this Global Convertible Note, at the interest rate borne on this Global Convertible Note plus 1% per annum, and
(ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07, Section 4.08 or Section 4.14 of the Indenture, or otherwise.

          "Accreted Value" is defined in the Indenture to mean, for any Specified Date, the amount provided below for each $1,000 principal amount at Stated Maturity of the Convertible Notes:

       (a) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

     Semi-Annual Accrual Date           Accreted Value
     ------------------------           --------------
          March 30, 1997..............    $  802.45

          September 30, 1997..........       838.56

          March 30, 1998..............       876.30

          September 30, 1998..........       915.73

          March 30, 1999..............       956.94

          September 30, 1999..........     1,000.00

          (b) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) $767.90 and (ii) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (c) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

     3.   Special Interest.

          The Holder of this Global Convertible Note is entitled to the benefits of the Registration Rights Agreement, dated September 30, 1996, among the Company and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit C thereto.

          In the event that (i) the Convertible Note Shelf Registration Statement (as defined in the Registration Rights Agreement) required to be filed with the Securities and Exchange Commission (the "Commission") is not filed with the Commission within 60 days after the Issue Date, (ii) any such Convertible Note Shelf Registration Statement has not been declared effective by the Commission within 120 days after the Issue Date, or (iii) any Convertible Note Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Convertible Note Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iii), a"Convertible Note Registration Default"), then commencing on the day following the date on which such Convertible Note Registration Default occurs, the Company agrees to pay to the Holder of this Global Convertible Note additional interest at a rate of 0.50% per annum during the first 90-day period immediately following the occurrence of such Convertible Note Registration Default ("Special Interest"). The amount of Special Interest payable to such Holder shall increase by an additional 0.50% per annum for each subsequent 90-day period up to a maximum rate of 1.50% per annum. A Convertible Note Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Convertible Note Registration Default, (1) upon the filing of the applicable Convertible Note Registration Statement, in the case of clause
(i) above, (2) upon the effectiveness of the Convertible Note Registration Statement, in the case of clause (ii) above, and (3) when the Convertible Note Registration Statement becomes effective or usable in the case of clause (iii) above. Notwithstanding anything to the contrary herein, (I) the amount of Special Interest payable shall not increase because more than one Convertible Note Registration Default has occurred and is pending and (II) if the Holder of this Global Convertible Note is not entitled to the benefits of the Convertible Note Shelf Registration (i.e., such Holder has not elected to include information), such Holder shall not be entitled to Special Interest with respect to a Convertible Note Registration Default that pertains to the Convertible Note Shelf Registration Statement.

          All accrued Special Interest shall be paid to record Holders in the same manner in which payments of interest are made pursuant to the Indenture.

          Except as expressly provided in this paragraph 3, Special Interest shall be treated as interest and any date on which Special Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Global Convertible Note and the Indenture.

     4.   Method of Payment.

          The Company, through the Paying Agent, shall pay interest on this Global Convertible Note to the registered Holder of this Global Convertible Note, as provided above. The Holder must surrender this Global Convertible Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

     5.   Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

     6.   Optional Redemption.

          The Convertible Notes will not be redeemable at the option of the Company prior to September 30, 2000. During the period from September 30, 2000 to September 30, 2002 the Company may redeem all but not less than all of the Convertible Notes, upon not less than 30 nor more than 60 days' notice, if the Closing Price (as defined in the Indenture) of the Common Stock is at least l50% of the Conversion Price (as hereinafter defined) for 30 consecutive days, at a Redemption Price equal to 100% of the principal amount at Stated Maturity thereof plus accrued and unpaid interest, if any, and Special Interest, if any; provided that if the Common Stock is not traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and not quoted on a consolidated transaction reporting tape, the Convertible Notes will not be redeemable during such period. On or after September 30, 2002, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof at

Stated Maturity, plus accrued and unpaid interest, if any, and Special Interest, if any.

     7.   Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption, first-class mail, postage prepaid, to Holders of Convertible Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

          If less than all of the Convertible Notes are to be redeemed at any time, the Convertible Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Convertible Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Convertible Note on such Record Date. If money in an amount sufficient to pay the Redemption Price plus accrued and unpaid interest and Special Interest, if any, to such Redemption Date of all Convertible Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Special Interest, if any) on the Convertible Notes to be redeemed on the applicable Redemption Date will cease to accrue or such Convertible Notes will cease to accrete in value, as the case may be.

          The Convertible Notes are not subject to any sinking fund.

     8.   Repurchase at the Option of Holders Upon Change of Control.

          Upon the occurrence of a Change of Control, each Holder of Convertible Notes shall have the right to require the Company to purchase such Holder's Convertible Notes, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value of such Convertible Notes (or portions thereof) on any Change of Control Payment Date occurring prior to September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Change of Control Payment Date, or 101% of the principal amount at Stated Maturity of such Convertible Notes (or portions thereof) on any Change of Control Payment Date occurring on or after September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Change of Control Payment Date.

          Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Convertible Notes. The Holder of this Convertible Note may elect to have this Global Convertible Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Global Convertible Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Convertible Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if any, from and after the Change of Control Payment Date.

     9.   Repurchase at the Option of Holders Upon Asset Sale.

          If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Convertible Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the Accreted Value of such Convertible Notes on any Asset Sale Payment Date occurring prior to September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date, or 100% of the principal amount at Stated Maturity of such Convertible Notes on any Asset

Sale Payment Date occurring on or after September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date; provided that, if any Senior Notes are outstanding and the Senior Note Indenture has not been satisfied or discharged, the Company shall be required to apply the Excess Proceeds first to a Senior Note Asset Sale Offer (as defined in the Indenture) and to the extent that the aggregate amount paid pursuant to the Senior Note Asset Sale Offer is less than such Excess Proceeds, the Company shall then make an Asset Sale Offer for such remaining portion of such Excess Proceeds within 100 days of the date on which such Excess Proceeds exceeded $5,000,000. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Convertible Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

          Within 30 days (or 100 days if any Senior Notes are outstanding and the Senior Note Indenture has not been satisfied or discharged) of the date on which the amount of Excess Proceeds exceeds $5,000,000 (but subject to the proviso contained in the above paragraph), the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Convertible Notes. The Holder of this Global Convertible Note may elect to have this Global Convertible Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Global Convertible Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Convertible Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if any, from and after the Asset Sale Payment Date.

     10.  Repurchase of Convertible Notes Upon a Termination of Trading.

          In the event of any Termination of Trading (as defined in the Indenture) occurring after the Issue Date and on or prior to Maturity, each Holder of Convertible

Notes will have the right, at the Holder's option, to require the Company to repurchase all or any part of such Holder's Convertible Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of Termination of Trading at a price (the "Repurchase Price") equal to 100% of the Accreted Value of such Convertible Notes on any Repurchase Date occurring on or prior to September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Repurchase Date, or 100% of the principal amount at Stated Maturity of such Convertible Notes on any Repurchase Date occurring on or after September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Repurchase Date.

          On or before the 15th day after the occurrence of a Termination of Trading, the Company shall send, or cause to be sent, to all Holders of Convertible Notes a notice of the occurrence of such Termination of Trading, the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price for Convertible Notes and the procedures which the Holder must follow to exercise this right. To exercise the repurchase right, the Holder of this Global Convertible Note must deliver, on or before the close of business on the Repurchase Date, irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and to the Trustee of the Holder's exercise of such right, together with the certificates evidencing the Convertible Notes with respect to which the right is being exercised, duly endorsed for transfer and with the form entitled "Option of Holder to Elect Purchase", appearing below, completed. Such written notice is irrevocable.

     11.  The Global Convertible Note.

          So long as this Global Convertible Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Convertible Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, and Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Convertible Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Convertible Notes.

          The Holder of this Global Convertible Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Convertible Note through Agent Members, to take any action which a Holder of Convertible Notes is entitled to take under the Indenture or the Convertible Notes.

          Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, an offer to repurchase upon a Termination of Trading, a Registered Exchange Offer or an exchange for Certificated Convertible Notes, this Global Convertible Note is redeemed, repurchased or exchanged in part, this Global Convertible Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Convertible Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Convertible Note to such Holder; provided that this Global Convertible Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

     12.  Transfer and Exchange.

          By its acceptance of any Convertible Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such a Convertible Note acknowledges the restrictions on transfer of such a Convertible Note set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Final Memorandum, and agrees that it will transfer such a Convertible Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Transfer Restrictions" in the Final Memorandum.

          In connection with any transfer of a Convertible Note bearing the Private Placement Legend, each

Holder agrees to deliver to the Company, such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar who shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

          Upon the registration of transfer, exchange or replacement of a Convertible Note not bearing the Private Placement Legend, the Trustee shall deliver a Convertible Note that does not bear the Private Placement Legend. Upon the transfer, exchange or replacement of a Convertible Note bearing the Private Placement Legend, the Trustee shall deliver a Convertible Note bearing the Private Placement Legend, unless such legend may be removed from such Convertible Note as provided in the next sentence. The Private Placement Legend may be removed from a Convertible Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Convertible Note will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Convertible Note, a Convertible Note or Convertible Notes (representing the same aggregate principal amount of the Convertible Note being exchanged) without such legend. If the Private Placement Legend has been removed from a Convertible Note, as provided above, no other Convertible Note issued in exchange for all or any part of such Convertible Note shall bear such. legend, unless the Company has reasonable cause to believe that such other Convertible Note represents a "restricted security" within the meaning of

Rule 144 and instructs the Trustee to cause a legend to appear thereon.

          The Holder of this Global Convertible Note shall, by acceptance of this Global Convertible Note, agree that transfers of beneficial interests in this Global Convertible Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Convertible Notes represented thereby shall be required to be reflected in book entry form. Transfers of this Global Convertible Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Convertible Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

          This Global Convertible Note will be exchanged by the Company for one or more Certificated Convertible Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or
(b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. If an Event of Default occurs and is continuing the Company shall, at the request of the Holder hereof, exchange all or part of this Global Convertible Note for one or more Certificated Convertible Notes; provided that the principal amount of each of such Certificated Convertible Notes and this Global Convertible Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Convertible Note is exchanged as a whole for one or more Certificated Convertible Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Convertible Note is exchanged in part for one or more Certificated Convertible Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) of the Indenture. All Certificated Convertible Notes issued in exchange for this Global Convertible Note or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Any Certificated Convertible Notes issued in exchange for this Global Convertible Note shall include the Private Placement Legend except as set forth in Section 2.06(a)(iii) of the Indenture. Interests in this Global Convertible Note may not be exchanged for Certificated Convertible Notes other than as provided in this paragraph.

          Prior to the effectiveness of a Shelf Registration Statement or following the suspension or termination thereof, the Holder of this Convertible Note (or holders of interests therein) registered and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Convertible Note or interests.

     13.  Convertible Note Contingent Warrants.

          The Company will issue to Holders of the Convertible Notes
Convertible Note Contingent Warrants exercisable for Class A Common Stock of the Company representing 2.5% of the Common Stock of the Company on a fully diluted basis (subject to certain exceptions) as of the date of issuance of such Convertible Note Contingent Warrants after giving effect to the issuance thereof in the event that on or prior to September 30, 1999 the Company has not (i) consummated a Qualified Public Offering or (ii) been sold pursuant to a Qualified Sale of the Company. Such Convertible Note Contingent Warrants will be issued pursuant to the Warrant Agreement with the same rights thereunder as the Initial Warrants, and Holders thereof will have the benefits of the Registration Rights Agreement.

          Any Convertible Note Contingent Warrants issued shall be issued to the Holders of the outstanding Convertible Notes as of September 30, 1999, pro rata, based upon the aggregate principal amount of the Convertible Notes held by such Holder as of September 30, 1999.

     14.  Additional Invested Equity.

          If the Company does not achieve consolidated total revenues (calculated in accordance with GAAP) of at least $8,500,000 for the period from June 1, 1997 through June 30, 1997 and if, by September 30, 1997, the Company has not either (i) consummated a Qualified Public Offering or (ii) been sold pursuant to a Qualified Sale of the Company, the Company shall by such date be required to either (A) obtain $10,000,000 of Additiona1 Invested Equity (as defined in the Indenture) or (B) (i) grant to the Holders of the Convertible Notes the right to purchase for $10,000,000 additional convertible securities of the Company convertible into 16 2/3% of the Common Stock of the Company on a fully diluted basis (subject to certain exceptions) after giving effect to the issuance of such additional convertible securities, (ii) grant to the Holders of the Convertible Notes the right to purchase warrants (the "Additional Warrants") exercisable for Common Stock of the Company representing up to 5% of the Common Stock of the Company at a purchase price of $.01 per share (subject to certain adjustments, if required) on a fully diluted basis (subject to certain exceptions) after giving effect to issuance of such Additional Warrants, and
(iii) adjust the Conversion Price for the Convertible Notes by dividing the Conversion Price (as defined herein) in effect immediately prior to the issuance of such convertible securities and Additional Warrants by 1.15.

     15.  Convertible Note Guarantees.

          The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") other than the Convertible Notes, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Convertible Note Guarantee (a "Convertible Note Guarantee") of payment of this Convertible Note by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Convertible Note Guaran-tee, provided that any Restricted Subsidiary may guarantee any Credit Facility so long as such Restricted Subsidiary enters into a Convertible Note Guarantee ranking pari passu with its guarantee under such Credit Facility. If the Guaranteed Indebtedness is pari passu with the Convertible Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Convertible Note Guarantee; and if the Guaranteed Indebtedness is subordinated to the Convertible Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Convertible Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to this Convertible Note. Notwithstanding the provisions of Section 4.10(a) of the Indenture, any Convertible Note Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Convertible Note Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

     16.  Conversion Rights of Convertible Notes.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Global Convertible Note is entitled, at his, her or its option, at any time on or after 9:00 a.m. New York City time on November 27, 1996 to convert this Global Convertible Note (or any portion of the principal amount hereof which equals $1,000 or any integral multiple hereof) at the principal amount at Stated Maturity hereof, or such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price (the "Conversion Price") of $134.08 per share of such Common Stock (or in each case at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Convertible Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to the Indenture accompanied by written notice to the Company in the form provided in this Global Convertible Note (or such other notice as is acceptable to the Company, at such office or agency that the Holder hereof elects to convert such Global Convertible Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. The right to convert Convertible Notes which have been called for redemption will terminate at the close of business on the business day preceding the Redemption Date. In the case of any Convertible Note which is surrendered for conversion during the period from the close of business on any record date through and including the next succeeding Interest Payment Date (other than any Convertible Note whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Note is registered at the close of business on such record date; provided that Convertible Notes surrendered for conversion subsequent to any such record date shall (except in the case of Convertible Notes or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as provided in the immediately preceding sentence, in the case of any Convertible Note which is converted (a) interest whose Stated Maturity is after the date of conversion of such Convertible Note shall not be payable, and (b) no payment or adjustment shall be made upon conversion on account of any dividends on the Common Stock of the Company issued upon conversion. No fractional share of Common Stock of the Company shall be issued upon conversion of Convertible Notes, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture.

          In the event that the Company consummates a sale or sales of any class of Capital Stock for an amount, individually or in the aggregate, in excess of $5,000,000 (each, a "Reset Event") and at the time of such sale or sales, the equity valuation of the Company based upon such sale or sales (as evidenced by a Board Resolution delivered to the Trustee) is less than $122,500,000, then on the date of the consummation of any such Reset Event (the "Reset Date"), the Conversion Price shall be adjusted (the "Conversion Reset") to equal 115% of the price (the "Conversion Reset Price") at which such sale or sales were consummated; provided, that if such sale or sales are consummated more than nine months after a Qualified Public Offering at a total equity valuation of the Company of at least $122,500,000, then no Conversion Reset will be required. In the event that the Conversion Price before such calculation shall be equal to or less than the Conversion Reset Price, then no additional adjustment to the Conversion Price shall be made. In addition, the Conversion Price will be adjusted as described in paragraph 14 above if the Additional Warrants and convertible securities described therein are required to be offered or granted as provided in the Indenture.

          Subject to certain exceptions, the Conversion Price will also be subject to adjustment on the occurrence of certain events including in summary form: (i) the payment by the Company of dividends (or the making of other distributions) with respect to any class of Capital Stock payable in Common Stock or other shares of the Company's Capital Stock, (ii) subdivisions, combinations and reclassifications of Common Stock, (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for Common Stock, or of securities convertible into or exchangeable for shares of Common Stock, in either case for consideration per share of Common Stock which is less than the Current Market Price per share of Common Stock (determined as provided in the Indenture), (iv) the issuance or sale of shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, for consideration per share of Common Stock which is less than the Current Market Price per share of Common Stock (determined as provided in the Indenture), (v) the distribution to all holders of Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends or other cash distributions from current or retained earnings) and (vi) certain other events which could have the effect of depriving Holders of the Convertible Notes of all or any of the conversion rights in respect of any Convertible Note.

     17.  Subordination of Convertible Notes.

          The Indebtedness evidenced by this Convertible Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     18.  Denominations.

          The Convertible Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

     19.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

     20.  Discharge and Defeasance.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Convertible Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest (including Special Interest, if any) on the Convertible Notes to redemption or maturity, as the case may be.

     21.  Amendment, Waiver.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Convertible Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Convertible Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Convertible Notes. The Holders of not less than 75% in aggregate principal amount at Stated Maturity of the outstanding Convertible Notes may, on behalf of the Holders of all such Convertible Notes, waive any rights to require the Company to issue to the Holders of the Convertible Notes either Convertible Note Contingent Warrants or Additional Warrants. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Convertible Notes, the Company and the Trustee may amend the Indenture or the Convertible Notes (i) to evidence the succession of another Person to the Company or a Guarantor and the assumption by such successor of the covenants of the Company or a Guarantor under the Indenture and contained in the Convertible Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors, if any; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Convertible Notes in addition to or in place of Certificated Convertible Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; (vii) to provide for Restricted Subsidiaries to become Guarantors pursuant to the terms of the Indenture; (viii) to secure the Convertible Notes; (ix) to make certain provisions with regard to conversion rights of the Holders pursuant to the requirements of the Indenture; or (x) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     22.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at Stated Maturity of the Convertible Notes, subject to certain limitations, may declare all the Convertible Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Convertible Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Convertible Notes may not enforce the Indenture, the Convertible Note Guarantees or the Convertible Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Convertible Note Guarantees or the Convertible Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount at Stated Maturity of the Convertible Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount at Stated Maturity of the outstanding Convertible Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except non-payment of principal and interest that has become due solely because of the acceleration.

     23.  Individual Rights of Trustee.

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

     24.  No Recourse Against Certain Others.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Convertible Note, each

Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Convertible Note to such Holder.

     25.  Governing Law.

          THE INDENTURE AND THIS GLOBAL CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          The Company will furnish to any Holder of Convertible Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Convertible Note. Requests may be made to:

               UNITED USN, INC.
               10 South Riverside Plaza
               Suite 410
               Chicago, Illinois 60606-3709
               Attention: Ronald W. Gavillet

                                  SCHEDULE A

                         SCHEDULE OF PRINCIPAL AMOUNT
                         ----------------------------

The initial principal amount at maturity of this Global Convertible Note shall be $39,100,000. The following decreases/increases in the principal amount at maturity of this Global Convertible Note have been made:

================================================================================
                                               Total
                                               Principal
                                               Amount at          Notation
                Decrease in    Increase in     Maturity           Made by
Date of         Principal      Principal       Following such     or on
Decrease/       Amount at      amount at       Decrease/          Behalf of
Increase        Maturity       Maturity        Increase           Trustee
-----------     ----------     ----------      --------------     ---------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                  ASSIGNMENT


          (To be executed by the registered Holder if such Holder desires to transfer this Global Convertible Note)

FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

----------------------
                      ----------------------------------------------------------
----------------------
--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Global Convertible Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _________ Attorney to transfer this Global Convertible Note on the Security Register, with full power of substitution.

Date:
     ---------------------

--------------------------------------  --------------------------------------
Signature of Holder                     Signature Guaranteed:
                                        Commercial Bank or Trust Company or
                                        Member Firm of the New York Stock Ex-
                                        change, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Global Convertible Note in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT PURCHASE
                            (check as appropriate)

[_]  In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have

     [_]  the entire principal amount at Stated Maturity

     [_] $__________($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Convertible Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ____________ an amount in cash equal to 101% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or the principal amount at Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest and Special Interest thereon, if any, to the Change of Control Payment Date.

[_] In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

     [_]  the entire principal amount at Stated Maturity

     [_] $_______________ ($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Convertible Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________ an amount in cash equal to 100% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or the principal amount at Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest and Special Interest thereon, if any, to the Asset Sale Payment Date.

[_] In connection with the option of the Holder to require the Company to repurchase the Holders Convertible Note upon a Termination of Trading pursuant to Section 4.14 of the Indenture, the undersigned hereby elects to have

     [_]  the entire principal amount at Stated Maturity

     [_] $_________ ($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Convertible Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________ an amount in cash equal to 100% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or the principal amount at Stated Maturity indicated in the preceding sentence as the case may be, plus accrued and unpaid interest, and Special Interest, if any, thereon to the Repurchase Date.

Date:
      ---------

-----------------------     --------------------------------------
Signature of Holder         Signature of Guaranteed:
                            Commercial Bank or Trust Company
                            or Member Firm of the New York
                            Stock Exchange, Inc.

                           FORM OF CONVERSION NOTICE
                           ---- -- ---------- ------

          The undersigned registered owner of this Global Convertible Note hereby irrevocably exercises the option to convert this Global Convertible Note, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Global Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Convertible Note representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If this Notice is being delivered on a date after the close of business on a regular Record Date and prior to the close of business on the related Interest Payment Date, this Notice is accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal of this Global Convertible Note to be converted. If shares or any portion of this Global Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:
       ---------------                      ------------------------------
                                             NOTICE This signature must
                                             correspond with the name as written
                                             upon the face of the within-
                                             mentioned instrument in every
                                             particular, without alteration of
                                             any change whatsoever.

Fill in for registration of shares of
Common Stock if they are to be delivered or Securities if they are to be issued, other than to and in the name of the registered owner:


------------------------------
(Name)

------------------------------

(Street Address)


-------------------------------
(City, State and zip code)

(Please print name and address)

Register:  _______________  Common Stock
           _______________  Securities

(Check appropriate line(s)).

                                 Printed amount to be
                                 converted (if less than all):
                                      $ ______________,000



                                 ----------------------------------
                                 Social Security or other Taxpayer
                                 Identification Number of owner



NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Global Convertible Note in every particular, without alteration or any changes whatsoever.